Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information presents the unaudited pro forma condensed consolidated balance sheet as of September 30, 2014 and the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013, after giving effect to the transactions and adjustments as described in the accompanying notes. The unaudited pro forma condensed consolidated financial information includes the historical results of Restaurant Brand International, Inc. (referred to as “Holdings”, “we”, “our”, “us”), Burger King Worldwide and Tim Hortons, after giving pro forma effect to:

•	the acquisition of Tim Hortons by Burger King Worldwide (the “acquisition”). Tim Hortons shareholders received cash consideration of $7,516.7 million and share consideration of $3,778.2, resulting in total consideration of $11,294.9 as of the December 12, 2014 acquisition date. Using the exchange rate in effect on September 30, 2014, the cash amount translates to $7,773.2 of cash consideration, for a total consideration of $11,551.4, assuming the acquisition occurred on September 30, 2014. The share consideration consisted of 106,565,335 Holdings shares issued to former holders of Tim Hortons common shares;

•	repayment of $2,923.4 million of existing indebtedness of Burger King Worldwide;

•	our entry into a New Term Loan Facility consisting of a $6,750.0 million facility with a 7-year maturity;

•	our issuance of $2,250.0 million aggregate principal amount of second lien secured Notes with a 7.5-year maturity;

•	the exchange of Burger King Worldwide common stock for Restaurant Brands International common stock and Partnership exchangeable units. Pursuant to the terms of the partnership agreement, each Partnership exchangeable unit will be entitled to distributions from Restaurant Brands International Limited Partnership (“Partnership”) in an amount equal to any dividends or distributions that we declare and pay with respect to each of our common shares. Additionally, each holder of a Partnership exchangeable unit will have voting rights in Restaurant Brands International that are equivalent to those of holders of our common stock. Any time after the one year anniversary of the Transactions’ effective date, the holder of a Partnership exchangeable unit will have the right to require Partnership to exchange all or any portion of such holder’s Partnership exchangeable units for our common stock at a ratio of one share of our common stock for each Partnership exchangeable unit, subject to our right as the general partner of Partnership, in our sole discretion, to deliver shares of our common stock or the cash equivalent thereof; and

•	the purchase, for $3,000.0 million, of 9% cumulative compounding perpetual voting preferred shares issued by us and the warrant to purchase our common shares by Berkshire.

We collectively refer to these as the “transactions.”

Subsequent to the business combination, Holdings is the general partner of Partnership and controls all of the business and affairs of Partnership. As a result, we consolidate the results of Partnership and record a noncontrolling interest in Holdings condensed consolidated balance sheet and condensed consolidated statements of operations with respect the remaining economic interest in Partnership we do not hold.

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2014, and the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2014, and for the year ended December 31, 2013, are based on (i) the financial statements of Holdings, (ii) the audited consolidated financial statements of Burger King Worldwide and Tim Hortons for the year ended December 31, 2013, and December 29, 2013, respectively, which are included in Burger King Worldwide’s Annual Report for fiscal year ended December 31, 2013 (filed with the SEC on February 21, 2014) and Tim Hortons’ Annual Report for fiscal year ended December 29, 2013 (filed with the SEC on February 25, 2014), and (iii) the unaudited consolidated financial statements of Burger King Worldwide and Tim Hortons as of and for the nine months ended September 30, 2014, and September 28, 2014, respectively, which are included in Burger King Worldwide’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 (filed with the SEC on November 6, 2014) and Tim Hortons’ Quarterly Report on Form 10-Q for the nine month period ended September 28, 2014 (filed with the SEC on November 6, 2014). The fiscal year of Tim Hortons ends on the Sunday closest to December 31 and fiscal year 2013 includes 52 weeks of operations. The financial statements for the nine months ended September 28, 2014, include 39 weeks of operations. As such, all references to December 31, 2013, reflects Tim Hortons’ annual consolidated financial statements for the year ended December 29, 2013, and all references to September 30, 2014, reflect Tim Hortons’ interim consolidated financial statements as of September 28, 2014, and for the nine months ended September 28, 2014, as applicable.

The historical financial information has been adjusted to give pro forma effect to events that are directly attributable to the transactions, have an ongoing effect on our statement of operations and are factually supportable. Our unaudited pro forma condensed consolidated financial information and explanatory notes present how our financial statements may have appeared had the businesses actually been combined and had our capital structure reflected the transactions as of the dates noted above. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2014, gives effect to the transactions as if it had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2013, and the nine months ended September 30, 2014, give effect to the transactions as if it occurred on January 1, 2013.

Tim Hortons’ historical balance sheet as of September 30, 2014, and statements of operations for the twelve months ended December 31, 2013, and nine months ended September 30, 2014, as well as Tim Hortons’ reclassifications and acquisition accounting adjustments have been converted from Canadian Dollar (“CAD”) to United States Dollar (“USD”), the functional currency of Holdings. The balance sheet was converted using the exchange rate on September 30, 2014, of 0.89294. The statements of operations for the twelve months ended December 31, 2013, and nine months ended September 30, 2014, were converted using the average exchange rate for the periods of 0.97105 and 0.91410, respectively. All amounts presented are in USD unless otherwise noted.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information does not purport to represent what our actual consolidated results of operations or consolidated financial condition would have been had the transactions actually occurred on the dates indicated, nor do they purport to project our future consolidated results of operations or consolidated financial condition for any future period or as of any future date. All pro forma adjustments and their underlying assumptions are described more fully in the notes to our unaudited pro forma condensed consolidated financial information.

The acquisition will be accounted for as a business combination of Tim Hortons using the acquisition method of accounting in accordance with ASC 805, Business Combinations, and, accordingly, will result in the recognition of Tim Hortons assets acquired and liabilities assumed at fair value. These fair values include preliminary valuation information prepared by independent third-parties and are based on the actual tangible and intangible assets and liabilities that existed as of the acquisition-date. Accounting acquisition adjustments were applied to property, plant and equipment, intangible assets, rent leveling, stock based compensation, deferred financing cost and deferred income tax. Intangible assets identified for acquisition accounting included trade name, franchise agreement, and favorable and unfavorable leases. The excess of the consideration transferred over the net assets acquired has been allocated to goodwill.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2014

(In millions of U.S. Dollars)

	Historical Holdings	Historical Burger King Worldwide	Historical Tim Hortons	Reclassifications		Acquisition Accounting Adjustments		Financing Adjustments		Exchange Adjustments		Holdings Pro Forma

Current assets:
Cash and cash equivalents	$—	$1,013.7	97.4	$—		$—		$837.6	(2)	—		$1,948.7
Restricted cash and cash equivalents	—	—	57.7	—		—		—		—		57.7
Accounts receivable, net	—	—	192.5	(192.5	)(1)	—		—		—		—
Notes receivable, net	—	—	5.8	(5.8	)(1)	—		—		—		—
Trade and notes receivable, net	—	167.6	—	198.3	(1)	—		—		—		365.9
Prepaids and other current assets, net	—	101.5	—	(101.5	)(1)	—		—		—		—
Inventories and other current assets, net	—	—	126.0	101.5	(1)	—		(2.3	)(5)	—		225.2
Advertising fund restricted assets	—	—	51.1	—		—		—		—		51.1
Deferred income taxes, net	—	79.8	7.5	—		—		(68.6	)(7)	—		18.7

Total current assets	—	1,362.6	538.0	—		—		766.7		—		2,667.3

Property and equipment, net	—	774.3	1,534.2	—		269.1	(3)	—		—		2,577.6
Intangible assets, net	—	2,693.1	—	—		7,050.2	(3)	—		—		9,743.3
Goodwill	—	612.9	—	—		5,933.6	(3)	—		—		6,546.5
Net investment in property leased to franchisees	—	145.1	—	—		—		—		—		145.1
Notes receivable, net	—	—	0.5	(0.5	)(1)	—		—		—		—
Deferred income taxes	—	—	11.7	(11.7	)(1)	—		5.1	(7)	—		5.1
Equity investments	—	—	35.9	(35.9	)(1)	—		—		—		—
Other assets, net	—	215.1	115.9	48.1	(1)	(9.7	)(3)	43.8	(6)	—		413.2

Total assets	$—	$5,803.1	2,236.2	$—		$13,243.2		$815.6		$—		$22,098.1

LIABILITIES, REDEEMABLE PREFERRED SHARES, AND EQUITY
Current liabilities:
Accounts and drafts payable	—	$34.0	192.1	$—		$—		$—		—		$226.1
Accrued advertising	—	59.5	—			—		—		—		59.5
Other accrued liabilities	—	411.4	98.9	(14.6	)(1)	—		(36.5	)(4)	—		459.2
Tim Card obligation	—	—	100.4	(100.4	)(1)	—		—		—		—
Gift card liability	—	—	—	115.0	(1)	—		—		—		115.0
Advertising fund liabilities	—	—	43.9			—		—		—		43.9
Current portion of long-term debt and capital leases	—	100.2	16.3			—		(25.1	)(4)	—		91.4

Total current liabilities	—	605.1	451.6	—		—		(61.6)		—		995.1

Term debt, net of current portion	—	2,850.3	1,156.3	—		—		6,034.2	(4)	—		10,040.8
Capital leases, net of current portion	—	66.5	112.0	—		—		—		—		178.5
Other liabilities, net	—	269.4	124.8	—		190.1	(3)	—				584.3
Deferred income taxes, net	—	630.7	6.6	—		1,886.6	(3)	(20.1	)(7)	—		2,503.8

Total liabilities	—	4,422.0	1,851.3	—		2,076.7		5,952.5		—		14,302.5

Redeemable Preferred Shares	—	—	—	—		—		2,750.6	(8)	—		2,750.6
Stockholders’ equity:										—		—
Common stock	—	3.5	335.6	1,245.5		11,215.0	(3)	(7,887.5	)(8),(9)	(2,839.2	)(10)	2,072.9
Additional paid-in capital	—	1,252.8	10.8	(1,252.8)		(10.8	)(3)					0.0
Retained earnings	—	260.1	138.0	—		(138.0	)(3)	—		(150.3	)(10)	109.8
Accumulated other comprehensive income (loss)	—	(128.0)	(87.2)			87.2	(3)	—		74.0	(10)	(54.0)
Treasury stock, at cost	—	(7.3)	(13.2)	7.3		13.2	(3)	—				—
Common stockholders’ equity	—	1,381.1	384.1	0.0		11,166.5	(3)	(7,887.5	)(9)	(2,915.5	)(10)	2,128.7
Noncontrolling interest	—	—	0.8	—		—		—		2,915.5	(10)	2,916.3

Total liabilities, redeemable preferred shares, and stockholders’ equity	$—	$5,803.1	$2,236.2	$0.0		$13,243.2		$815.6		$—		$22,098.1

See accompanying notes to unaudited pro forma condensed consolidated balance sheet.

Notes to unaudited pro forma condensed consolidated

balance sheet

Tabular amounts in millions of USD unless noted otherwise.

(1)	The following adjustments represent the reclassification of Burger King Worldwide and Tim Hortons balance sheet amounts to conform to our condensed consolidated presentation:

As of September 30, 2014

	Historical Burger King Worldwide	Historical Tim Hortons	Reclassifications		Historical combined, as reclassified before pro forma adjustments
Accounts receivable, net	—	192.5	(192.5)		—
Notes receivable, net	—	5.8	(5.8)		—
Trade and notes receivable, net	167.6	—	198.3		365.9
Prepaids and other current assets, net	101.5	—	(101.5)		—
Inventories and other current assets, net	—	126.0	101.5		227.5
Notes receivable, net	—	0.5	(0.5)		—
Deferred income taxes	—	11.7	(11.7)		—
Equity investments	—	35.9	(35.9)		—
Other assets, net	215.1	115.9	48.1		379.1
Other accrued liabilities	411.4	98.9	(14.6	)(a)	495.7
Tim Card obligation	—	100.4	(100.4	)(a)	—
Gift card liability	—	—	115.0	(a)	115.0
Common stock	3.5	335.6	1,245.5	(b)	1,584.6
Additional paid-in capital	1,252.8	10.8	(1,252.8	)(b)	10.8
Treasury stock, at cost	(7.3)	(13.2)	7.3	(b)	(13.2)

(a)	Represents the reclassification of $14.6 million of Burger King Worldwide gift card liability from Other accrued liabilities and the $100.4 million of Tim Hortons Tim card obligations to Gift card liability.
(b)	Represents the reclassification of Burger King Worldwide’s additional paid-in-capital and treasury stock to Common stock in order to reflect the no par common stock of Holdings.

(2)	The following table summarizes the sources and uses of funds of the transactions and includes payment for extinguishment of existing indebtedness, entry into the New Term Loan Facilities and Notes, issuance of new common equity, and incurrence and payment of purchase consideration and related costs.

Sources	Amount	Uses	Amount

Cash and investments (a)	$(743.9)	Consideration for Tim Hortons (g)	$11,551.4
Derivatives settlement (b)	42.8	Repayment of existing indebtedness (h)	2,959.8
New Term Loan Facility (c)	6,682.5	Fees and expenses (i)	496.6
New Notes (d)	2,250.0
Preferred investment (e)	2,998.2
New common equity (f)	3,778.2

Total sources	$15,007.8	Total uses	$15,007.8

(a)	Excess cash and cash equivalents of $743.9 million associated with funding the transactions. This amount includes $55.7 million of fees and expenses already recorded in the consolidated historical financial statements of Burger King Worldwide and Tim Hortons as of September 30, 2014. Also includes bearer deposit note of $38.0 million ($31.2 million is included in Other assets, net and $6.8 million is included in Inventories and other current assets, net) related to Tim Hortons stock-based compensation arrangements, for which cash will be received upon the extinguishment of certain Tim Hortons stock-based compensation arrangements. Tim Hortons has been required to hold bearer deposit notes as collateral to reduce the carrying cost of the Total Return Swap (“TRS”). Since the TRS will be settled upon the execution of the transactions (refer to Note 2(b)), the bearer deposit notes will also be settled and reclassified to cash and cash equivalents as there is no ongoing need to maintain the bearer deposit notes.
(b)	Cash to be received from the settlement of Tim Hortons TRS of $42.8 million ($33.3 million is included in Other assets, net and $9.5 million is included in Inventories and other current assets, net) as of September 30, 2014. Tim Hortons TRS are swaps on Tim Hortons stock and are utilized as an economic hedge for Tim Hortons stock-based compensation arrangements that were settled in cash (i.e., deferred stock units (“DSU”) and stock options issued with stock appreciation rights (“SAR”)). As a result of the transactions and in accordance with the original agreements the TRS are required to be settled. The proceeds received upon settlement of Tim Hortons TRS are necessary for funding at the closing of the transactions and therefore are directly related to the financing of the transactions. The value of the TRS was determined based on the fair value of the TRS recognized on Tim Hortons balance sheet as of September 30, 2014.
(c)	The New Term Loan Facility will consist of a $6,750.0 million facility with a seven-year maturity, less original issue discount of $67.5 million, which is the original issue discount, reflected in the new credit agreement pricing.
(d)	Represents the aggregate principal amount of the second lien senior secured Notes offered and does not reflect the initial purchasers’ discount, any original issue discount or fees and expenses related to the transactions.
(e)	Represents cash committed by Berkshire Hathaway to purchase the preferred shares and a warrant to purchase common shares of Holdings, less transaction costs attributed to the preferred shares.
(f)	Represents the value of new common equity in Holdings that Tim Hortons’ shareholders will receive (refer to Note 3).
(g)	Represents the cash and share consideration paid to Tim Hortons shareholders and the cash settlement payments made to Tim Hortons DSU holders (refer to Note 3).
(h)	Settlement of Burger King Worldwide existing indebtedness of $2,923.3 million and settlement of accrued interest associated with existing indebtedness of $36.5 million.

At September 30, 2014, Tim Hortons had senior unsecured notes of $1,072.2 million outstanding. Due to change in control in Tim Hortons in conjunction with the transactions, and the resulting rating downgrade of Tim Hortons to below investment grade, Tim Hortons was required to offer to repurchase for cash any and all of the outstanding Tim Hortons Notes on December 12, 2014. The consideration offered for Tim Hortons Notes properly tendered was an amount in cash equal to 101% of the principal amount of such tendered Tim Hortons Notes together with accrued and unpaid interest thereon. Since the extinguishment of the Tim Hortons senior unsecured notes was contingent upon the results of the tender offer, the effects of the tender offer have not been reflected in these unaudited pro forma condensed consolidated financial statements.

(i)	Represents (i) total financing fees of $160.1 million to be incurred in relation to the New Term Loan Facility and Notes; (ii) breakage fees of $85.3 million for existing indebtedness; (iii) a one-time, nonrecurring charge of $28.1 million for the Bridge Loan associated with the New Term Loan Facility; (iv) $165.7 million of fees and expenses, including financial advisory fees, legal, accounting and other professional fees incurred in connection with the transactions; and (v) $57.4 million of compensation-related charges associated with the transactions, including post-combination expense attributable to the accelerated vesting of outstanding Tim Hortons RSUs and PSUs. Post-combination expense of $15.4 million ($10.5 million paid in cash and $4.9 million paid in shares) associated with the accelerated vesting of Tim Hortons RSUs and PSUs is determined by attributing the total acquisition-date fair value of the RSUs and PSUs between pre-combination and post-combination expense (refer to Note 3(c)). These fees and expenses are included as a reduction to cash and shareholder’s equity in the accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2014. Due to the absence of a continuing impact on our operations, these charges have been excluded from the pro forma adjustments in the statement of operations.

(3)	The holding company acquisition will be accounted for as a business combination of Tim Hortons using the acquisition method of accounting in accordance with ASC 805, Business Combinations.

Tim Hortons shareholders received cash consideration of $7,516.7 million and share consideration of $3,778.2, resulting in total consideration of $11,294.9 as of the December 12, 2014 acquisition date. Using the exchange rate in effect on September 30, 2014, the cash amount translates to $7,773.2 of cash consideration for a total consideration of $11,551.4, assuming the acquisition occurred on September 30, 2014. The share consideration consisted of 106,565,335 Holdings shares issued to former holders of Tim Hortons common shares.

We engaged independent third-party appraisers to assess the fair values of the actual tangible and identifiable intangible assets and liabilities that existed as of the acquisition date. Except for the assets and liabilities addressed below, the third-party appraisers determined the fair value of Tim Hortons’ assets acquired and liabilities assumed to approximate their carrying values on the date of the holding company acquisition. Preliminary accounting acquisition adjustments were applied to property, plant and equipment, intangible assets, rent leveling, stock based compensation, deferred financing cost and deferred income tax. Intangible assets identified for acquisition accounting included trade name, franchise agreement, and favorable and unfavorable leases. The excess of the consideration transferred over the net assets acquired has been allocated to goodwill.

The following table sets forth the allocation of consideration:

Cash consideration (a)	$7,758.8
Share consideration (b)	3,778.2
DSU settlement (c)	14.4

Consideration	11,551.4
Less: Book value of Tim Hortons’ net assets acquired	(384.9)

Excess of cash paid over book value of net assets acquired	$11,166.5

Acquisition accounting adjustment to:
Property and equipment, net (d)	269.1
Intangible assets, net (e)	7,050.2
Other assets, net (f)	(9.7)
Other liabilities, net (g)	(190.1)
Deferred income taxes, net (h)	(1,886.6)
Allocation to Goodwill (i)	5,933.6

Total allocation	$11,166.5

(a)	Represents total cash consideration paid to Tim Hortons shareholders.
(b)	Represents the value of new common equity in Holdings that Tim Hortons shareholders will receive based on 106,565,335 shares in Holdings that were issued to Tim Hortons shareholders. The value of each Holdings share is based on the closing price of Burger King Worldwide common stock on December 12, 2014 of $35.50, reduced by the post-combination expense of $4.9 million associated with the accelerated vesting of Tim Hortons RSUs and PSUs.
(c)	Represents cash payments to Tim Hortons DSU holders for settlement of all outstanding DSUs. All outstanding DSUs vested in accordance with its original terms and each DSU holder received cash in exchange for the settlement of the DSUs. There were 162,906 outstanding DSUs and the DSU holders received $88.43 per DSU based on September 30, 2014 exchange rates.
(d)	Represents the adjustment to the historical net book value to reflect the fair value of the property, plant and equipment acquired.
(e)

Represents recognition of Tim Hortons intangible assets acquired in the transaction. The amount includes $6,449.7 million for Tim Hortons trade name, $333.1 million for franchise agreements, and $267.4 million for favorable leases acquired from Tim Hortons based on its acquisition-date fair value. The Tim Hortons trade name is considered to be an indefinite lived intangible asset, as it is expected to contribute to Holdings’ cash flows indefinitely subsequent to the transactions, and there are no legal, contractual, competitive, economic or other factors that limit the useful life of the Tim Hortons trade name to Holdings. Further, there are no known effects of obsolescence, competition or other economic factors that would indicate limitations in Holdings’ future use of the Tim Hortons trade name. Therefore, the trade name intangible asset will not be amortized. The Tim Hortons franchise agreements and favorable leases will be amortized over their remaining useful lives (refer to Note (b)).
(f)	Represents the write-off of Tim Hortons rent leveling asset of $4.9 million and adjustment in the amount of $4.8 million for Tim Hortons deferred financing fees on existing indebtedness.
(g)	Represents the write-off of $46.6 million for the settlement of Tim Hortons stock-based compensation liability and $31.0 million for rent leveling liability, plus recognition of $267.7 million relating to the unfavorable lease liability acquired. The stock-based compensation liability associated with Tim Hortons stock options with tandem SARs and DSUs were settled as part of the transactions. As these awards are cash-settled, they are revalued to fair value at the end of each reporting period. Stock options with tandem SARs are fair valued using the Black-Scholes option pricing model, which includes assumptions such as the estimated length of time employees will retain their stock options before exercising them (“expected term”) ranging from 0.5 to 4.7 years, the expected volatility of the Tim Hortons common share price over the expected term (19% to 39%), the risk-free interest rate (1.2% to 1.6%), the dividend yield (1.5%), and the forfeiture rate (0%). DSUs are fair valued as the difference between the current Tim Hortons market price ($88.43 on September 30, 2014) and the original grant price (weighted average of $42.14).
(h)	Represents the deferred tax impact associated with the incremental differences in book and tax basis created from the preliminary application of acquisition accounting. Deferred taxes were established based on a statutory tax rate of approximately 26.5%, based on jurisdictions where income is generated. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including cash needs and the geographical mix of income.
(i)	Represents the excess of consideration transferred over the fair values of assets acquired and liabilities assumed as a result of the acquisition of Tim Hortons. Goodwill is attributable to planned growth in new markets, synergies expected to be achieved from the combined operations of Tim Hortons and Burger King Worldwide, including corporate overhead, and the assembled workforce of Tim Hortons. Goodwill is not expected to be deductible for tax purposes.

(4)	Represents pro forma adjustments relating to the additional indebtedness incurred in connection with the New Term Loan Facility and Notes and repayment of all amounts outstanding (including accrued interest) under the existing indebtedness for Burger King Worldwide:

Payoff of Burger King Worldwide accrued interest included within other accrued liabilities	$(36.5)

Payoff of Burger King Worldwide existing indebtedness - current portion	$(83.0)
Anticipated borrowing under the New Term Loan Facility - current portion	67.5
Original issue discount on New Term Loan Facility - current portion	(9.6)

Total adjustment to current portion of long-term debt and capital leases	$(25.1)

Payoff of Burger King Worldwide existing indebtedness - long-term portion	$(2,840.4)
Anticipated borrowing under the New Term Loan Facility - long-term portion	6,682.5
Issuance of Notes	2,250.0
Original issue discount on New Term Loan Facility - long-term portion	(57.9)

Total adjustment to long-term debt and capital leases	$6,034.2

The adjustments are based on balances as of September 30, 2014.

A senior secured revolving credit facility was issued in conjunction with the New Term Loan Facility that permits Holdings to borrow loans from time to time in an aggregate principal amount of $500.0 million. Holdings does not have the intention to immediately draw from the senior secured revolving credit facility to finance the transactions. As such, the senior secured revolving credit facility is not considered an anticipated borrowing and is not accounted for as a financing adjustment on the unaudited pro forma condensed consolidated balance sheet.

(5)	Represents pro forma adjustments relating to the write-off of Burger King Worldwide historical deferred financing costs, the recognition of new deferred financing costs on New Term Loan Facility and Notes, and the current portion of the settlement of the Tim Hortons Bearer Deposit Notes related to the TRS (refer to Note 2 (a)).:

Current (Inventories and other current assets, net)
Deferred financing costs associated with New Term Loan Facility and Notes	$23.1
Write-off of Burger King Worldwide deferred financing costs related to existing indebtedness	(9.1)
Settlement of Tim Hortons bearer deposit notes (a)	(6.8)
Settlement of Tim Hortons TRS (b)	(9.5)

$(2.3)

(a)	Tim Hortons has been required to hold bearer deposit notes as collateral to reduce the carrying cost of the TRS. Since the TRS will be settled and reclassified to cash and cash equivalents upon the execution of the transactions (refer to Note 2(a)), the bearer deposit notes will also be settled as there is no ongoing need to maintain the bearer deposit notes.
(b)	Write-off of Inventories and other current assets, net for the settlement of Tim Hortons TRS as of September 30, 2014. Tim Hortons TRS are swaps on Tim Hortons stock and are utilized as an economic hedge for Tim Hortons stock-based compensation arrangements that settled in cash (i.e., DSUs and stock options issued with associated tandem SARs). As a result of the transactions, and in accordance with the original agreements, the TRS are required to be settled (refer to Note 2(b)).

(6)	Represents pro forma adjustments to Other assets, net.

Non-current portion related to deferred financing costs (a)	$108.3
Settlement of Tim Hortons TRS (b)	(33.3)
Settlement of Tim Hortons’ Bearer Deposit Note (c)	(31.2)

$43.8

(a)	Relates to the non-current portion of deferred financing costs associated with New Term Loan Facility and Notes and the write-off of Burger King Worldwide deferred financing costs related to existing indebtedness (refer to Note 5).
(b)	Write-off of Other assets, net for the settlement of Tim Hortons TRS as of September 30, 2014. Tim Hortons TRS are swaps on Tim Hortons stock and are utilized as an economic hedge for Tim Hortons stock-based compensation arrangements that settled in cash (i.e., DSUs and stock options issued with associated tandem SARs). As a result of the transactions, and in accordance with the original agreements, the TRS are required to be settled (refer to Note 2(b)).
(c)	Tim Hortons has been required to hold bearer deposit notes as collateral to reduce the carrying cost of the TRS. Since the TRS will be settled and reclassified to cash and cash equivalents upon the execution of the transactions (refer to Note 2(a)), the bearer deposit notes will also be settled as there is no ongoing need to maintain the bearer deposit notes.

(7)	The following table sets forth the pro forma adjustments for the deferred tax impacts resulting from the elimination of existing indebtedness and loss on derivatives related to the transactions for Burger King Worldwide and elimination of Tim Hortons stock-based compensation liability in connection with the transactions.

Assets
Deferred income taxes, net (current portion) (a)	$(68.6)
Deferred income taxes, net (long-term portion) (a)	$5.1

Liabilities
Deferred income taxes, net (long-term portion) (b)	$(20.1)

(a)	Relates to an net decrease in the current and long-term portion of the deferred tax asset recognized as a result of Burger King Worldwide’s existing indebtedness and loss on derivatives related to the transactions that will be eliminated as part of the transactions (refer to Note 2(h)) and Tim Hortons TRS which will be settled as part of the transactions (refer to Note 2(b)). These adjustments were determined based on the historical deferred tax impacts that had been recognized for temporary differences caused by the TRS.
(b)	Relates to a decrease of $20.5 million to the long-term portion of the deferred tax liability recognized as a result of Burger King Worldwide’s existing indebtedness that will be eliminated as part of the transactions (refer to Note 2(h)). Additionally, there is an increase of $0.4 million to the long-term portion of the deferred tax liability recognized as a result of Tim Hortons stock-based compensation liability which will be settled as part of the transactions (refer to Note 3(g)). The adjustments are determined based on the historical deferred tax asset that had historically been recognized for temporary differences caused by Burger King Worldwide’s existing indebtedness and Tim Hortons stock-based compensation liability.

(8)	Represents the $3,000.0 million in proceeds received in exchange for 68.5 million preferred shares at $43.775848 par value received from Berkshire, less the value of the warrant granted to Berkshire to purchase approximately 8.4 million common shares of Holdings and the attribution of $1.8 million of costs related to the transaction.

The Holdings preferred shares may be redeemed at Holdings’ option on and after the third anniversary of the original issuance. After the tenth anniversary of the original issue date, holders of not less than a majority of the outstanding Holdings preferred shares may cause Holdings to redeem their preferred shares at redemption price of 109.9% of par value plus accrued and unpaid dividends and unpaid make-whole dividends. Since the redemption features are not solely within the control of Holdings, the preferred shares are classified within temporary equity.

Additionally, Berkshire will receive a warrant to purchase approximately 8.4 million common shares of Holdings as of the transaction date at an exercise price of $0.01 per share. The warrant was valued at a fair value of $35.49 using the Black-Scholes option pricing model based on the following assumptions: (i) market price: $35.50 on December 12, 2014, (ii) exercise price: $0.01, (iii) risk free rate: 1.53%, (iv) volatility: 25.0%, (v) dividend rate: 0% and (vi) term: 5 years. The proceeds were allocated to preferred shares ($2,750.6 million) and the warrant ($247.6 million for all common shares underlying the warrant) on a relative fair value basis.

This pro forma adjustment also includes an additional preferred share dividend of $546.4 million to recognize the maximum redemption price for preferred shares of $3,297.0 million (at 109.9% of par value). This additional preferred shares dividend was calculated as the difference between the maximum redemption value of the preferred shares and the proceeds allocated to the preferred shares ($2,750.6 million).

(9)	The pro forma adjustments to stockholders’ equity due to the holding company acquisition are as follows:

Historical Burger King Worldwide	1,381.1
Historical Tim Hortons	384.1
Tim Hortons acquisition accounting adjustment	11,166.5

Total Historical Stockholder’s Equity	12,931.7

Financing adjustments

Elimination of existing indebtness settle as a part of the transaction (a)	2,923.4
Elimination of accrued interest settle a part of the transaction (b)	36.5
Write-off deferred financing costs (c)	(37.8)
Elimination of derivatives settle as a part of the transaction (d)	(42.8)
Borrowing under the New Term Loan Facility and Notes (e)	(8,932.5)
Redeemable Preferred Stock recognized (f)	(2,750.6)
Cash and investments (g)	837.6
Deferred financing fees of New Term Loan Facility and Notes (h)	160.1
Settlement of Tim Hortons Bearer Deposit Note (i)	(38.0)
Tax impact of financing pro forma adjustments (j)	(43.4)

Total of financing adjustments	(7,887.5)

(a)	Relates to elimination of Burger King Worldwide existing indebtedness.
(b)	Relates to elimination of accrued interest associated with existing indebtedness for Burger King Worldwide.
(c)	Relates to the write-off of deferred financing costs of $37.8 million related to existing indebtedness for Burger King Worldwide.
(d)	Cash to be received from the settlement of Tim Hortons TRS for $33.3 million and $9.5 million included in Other assets, net and Inventories and other current assets, net, respectively, as of September 30, 2014.
(e)	Relates to total New Term Loan Facility and Notes of Holdings of $9,000.0 million, less $67.5 million of original issue discount on New Term Loan Facility.
(f)	Relates to $3,000.0 million investment from Berkshire Hathaway in exchange for preferred shares in Holdings and warrants for common shares in Holdings less the attribution of $1.8 million of transaction costs to preferred shares (refer to Note 8). Relates to cash and cash equivalents associated with funding the transactions.
(g)	This amount excludes $55.7 million of fees and expenses already recorded in the consolidated historical financial statements of Burger King Worldwide and Tim Hortons as of September 30, 2014. Further, this amount also excludes the settlement of Bearer Deposit Notes (refer to Note 9 (i)).
(h)	Represents the deferred financing fees related to obtaining the New Term Loan Facility and Notes.
(i)	Relates to the settlement of Tim Hortons Bearer Deposit Notes of $31.2 in Other Assets, net and $6.8 million in Inventories and other current assets, net.
(j)	Relates to the impacts of the eliminating deferred tax assets and liabilities related to Tim Hortons compensation expense and deferred tax assets and liabilities related to Burger King Worldwide interest expense and loss on derivatives related to the transactions.

(10) Relates to the exchange adjustment recorded as part of the transaction. The former holders of Burger King Worldwide common stock received 87.0 million newly issued Holdings common shares and 265.0 million newly issued Partnership exchangeable units, which have economic and voting interests substantially equivalent to Holdings common shares in exchange for their holdings of Burger King Worldwide common stock. Noncontrolling interests represent equity interests in consolidated subsidiaries that are not attributable to us. As of December 31, 2014, the holders of Partnership exchangeable units held an economic interest of approximately 57.8% in Partnership common equity through 265,041,783 Partnership exchangeable units. Since the Partnership exchangeable units were issued to former holders of Burger King Worldwide common stock, the carrying amount of equity attributable to Holdings was adjusted to reflect this transfer and the resulting noncontrolling interest held by the holders of Partnership exchangeable interests in Partnership. The exchange adjustment of $2,915.5 million was calculated utilizing the 57.8% economic interest as follows:

Balance Sheet	Pro Forma Stockholders Equity	NCI 57.8%	Adjusted Pro Forma Stockholders Equity
Common stock	4,912.1	(2,839.2)	2,072.9
Retained earnings	260.1	(150.3)	109.8

Accumulated other comprehensive income (loss)	(128.0)	74.0	(54.0)

Adjustment to NCI	5,044.2	(2,915.5)	2,128.7

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Twelve Months Ended December 29th, 2013

(In millions of U.S. Dollars, except per share data)

	Historical Holdings	Historical Burger King Worldwide	Historical Tim Hortons	Reclassifications		Acquisition Accounting Adjustments		Financing Adjustments		Exchange Adjustments		Holdings Pro Forma
Revenues:
Sales	$—	$—	$2,200.3	$222.7	(a)	$—		$—		$—		$2,423.0
Company restaurant revenues	—	222.7	—	(222.7	)(a)	—		—		—		—
Franchise and property revenues	—	923.6	—	961.0	(a)	—		—		—		1,884.6
Rents and royalties	—	—	797.4	(797.4	)(a)	—		—		—		—
Franchise fees	—	—	163.6	(163.6	)(a)	—		—		—		—

Total revenues	—	1,146.3	3,161.3	—		—		—		—		4,307.6
Company restaurant expenses	—	195.3	—	(195.3	)(a)	—		—		—		—
Cost of sales	—	—	1,915.8	195.3	(a)	—		—		—		2,111.1
Operating expenses	—	—	312.5	(312.5	)(a)	—		—		—		—
Franchise fee costs	—	—	157.9	(157.9	)(a)	—		—		—		—
Franchise and property expenses	—	152.4	—	470.4	(a)	21.9	(b)	—		—		644.7
General and administrative expenses	—	—	154.9	(154.9	)(a)	—		—		—		—
Selling, general and administrative expenses	—	242.4	—	154.9	(a)	3.9	(b)(c)	—		—		401.2
(Income) loss from equity method investments	—	—	(14.7)	12.7	(a)	—		—		—		(2.0)
Corporate reorganization expenses	—	—	11.4	—		—		—		—		11.4
De-branding costs	—	—	18.5	—		—		—		—		18.5
Asset impairment	—	—	2.8	(2.8	)(a)	—		—		—		—
Other operating expenses, net	—	34.0	(0.9)	(9.9	)(a)	—		—		—		23.2

Total operating costs and expenses	—	624.1	2,558.2	—		25.8		—		—		3,208.1

Income (loss) from operations	—	522.2	603.1	—		(25.8)		—		—		1,099.5
Interest expense	—	—	37.9	(37.9	)(a)	—		—		—		—
Interest (income)	—	—	(3.5)	3.5	(a)	—		—		—		—
Interest expense, net	—	200.0		34.4	(a)	(0.8	)(b)	284.3	(d)	—		517.9

Income (loss) before income taxes	—	322.2	568.7	—		(25.0)		(284.3)		—		581.6
Income tax expense (benefit)	—	88.5	152.4	—		(2.6	)(e)	(52.6	)(e)	—		185.7

Net income (loss)	—	233.7	416.3	—		(22.4)		(231.7	)(f)	—		395.9

Net income (loss) attributable to noncontrolling interests	—	—	4.2	—						(245.4	)(f)	(241.2)

Net income (loss) attributable to Holdings	—	233.7	412.1	—		(22.4)		(231.7)		245.4		637.1

Redeemable Preferred Shares dividends	—	—	—	—		—		270.0	(f)	—		270.0
Redeemable Preferred Shares accretion	—	—	—	—		—		546.4	(f)	—		546.4

Net income (loss) attributable to common stockholders	$—	$233.7	$412.1	$—		$(22.4)		$(1,048.1)		$245.4		$(179.3)

Net income (loss) per common share (F)
Basic		$0.67	$2.74									$(0.93)
Diluted		$0.65	$2.74									$(0.93)

Weighted average outstanding shares (F)
Basic		351.0	150.2									193.6
Diluted		357.8	150.6									458.6

See accompanying notes to unaudited pro forma condensed consolidated statement of operations.

Notes to unaudited pro forma condensed consolidated

statement of operations

Tabular amounts in millions of USD unless noted otherwise.

(a)	The following adjustments represent the reclassification of Burger King Worldwide and Tim Hortons income statement amounts to conform to the condensed consolidated presentation:

Year ended December 31, 2013

	Historical Burger King Worldwide	Historical Tim Hortons	Reclassification		Historical combined, as reclassified before pro forma adjustments
Sales	$—	$2,200.3	$222.7		$2,423.0
Company restaurant revenues	222.7	—	(222.7)		—
Franchise and property revenues	923.6	—	961.0		1,884.6
Rents and royalties	—	797.4	(797.4)		—
Franchise fees	—	163.6	(163.6)		—
Company restaurant expenses	195.3	—	(195.3)		—
Cost of sales	—	1,915.8	195.3		2,111.1
Operating expenses	—	312.5	(312.5)		—
Franchise fee costs	—	157.9	(157.9)		—
Franchise and property expenses	152.4	—	470.4		622.8
General and administrative expenses	—	154.9	(154.9)		—
Selling, general and administrative expenses	242.4	—	154.9		397.3
(Income) loss from equity method investments	—	(14.7)	12.7	(i)	(2.0)
Corporate reorganization expenses	—	11.4	—		11.4
De-branding costs	—	18.5	—		18.5
Asset impairment	—	2.8	(2.8	)(ii)	—
Other operating (income) expenses, net	34.0	(0.9)	(9.9	)(i)(ii)	23.2
Interest expense	—	37.9	(37.9)		—
Interest (income)	—	(3.5)	3.5		—
Interest expense, net	200.0	—	34.4		234.4

i.	Represents the reclassification of $12.7 million in losses from Burger King Worldwide equity method investments from Other operating (income) expenses, net to (Income) loss from equity method investments.
ii.	Represents the reclassification of $2.8 million in Tim Hortons asset impairment charges from Asset impairment to Other operating (income) expenses, net.

(b)	The holding company acquisition will be accounted for as a business combination of Tim Hortons using the acquisition method of accounting and, accordingly, will result in the recognition of assets acquired and liabilities assumed at fair value.

The pro forma adjustments to depreciation and amortization expense related to the acquisition accounting adjustments for tangible assets and new intangible assets with definite lives, and the elimination of historical intangible assets consists of the following:

Franchise and property expenses
Recognition of amortization expense for franchise agreements acquired from Tim Hortons (i)	$13.4
Recognition of depreciation adjustment for property, plant & equipment acquired from Tim Hortons (ii)	5.0
Recognition of amortization expense for favorable and unfavorable leases acquired from Tim Hortons (iii)	3.5

$21.9

Selling, general and administrative expenses
Elimination of amortization expense for Tim Hortons’ existing intangible assets (iv)	$(0.9)

Interest expense, net
Elimination of amortization expense for deferred financing costs relating to Tim Hortons’ existing indebtedness	$(0.8)

i.	Represents the amortization expense recognized for the twelve months ended December 31, 2013 relating to the franchise agreements acquired.
ii.	Represents the depreciation and amortization expense recognized for the twelve months ended December 31, 2013 relating to property, plant and equipment acquired.
iii.	Represents the amortization expense recognized for the twelve months ended December 31, 2013 relating to the favorable and unfavorable leases acquired.
iv.	Represents the elimination of amortization expense recognized for the fiscal year ended December 31, 2013 relating to an intangible asset for the use of the name and likeness of Ronald V. Joyce, a former owner of Tim Hortons. In 2013, after evaluation of strategic considerations and the overall performance of the Cold Stone Creamery business in Tim Hortons’ locations, Tim Hortons decided to remove the Cold Stone Creamery brand from Tim Hortons restaurants in Canada. This decision allowed the owners of the affected restaurants to simplify their operations and focus entirely on Tim Hortons. The de-branding costs were not eliminated in conjunction with the pro forma as they were considered normal course of business.

(c)	The pro forma adjustments to selling, general and administrative expenses reflects the elimination of Tim Hortons historical stock-based compensation expense and recognition of stock-based compensation expense for Tim Hortons, as follows:

Elimination of stock option compensation expense (i)	$(12.4)
Elimination of DSU stock-based compensation expense (i)	(2.6)
Elimination of TRS income (i)	13.5
Stock-based compensation expense for Tim Hortons’ replacement awards (ii)	6.3

Total pro forma adjustment to selling, general and administrative expense	$4.8

i.	Tim Hortons historical stock options with associated tandem SARs and DSUs are accounted for as cash-settled awards, which are revalued to fair value at the end of each reporting period. In order to hedge the variability of cash flows and, to a lesser extent, earnings associated with these awards, Tim Hortons has entered into a number of TRS, which are also revalued to fair value at the end of each reporting period. It is expected that future equity compensation will be accounted for as equity-settled awards, in line with Burger King Worldwide’s current practice, and not cash-settled awards. Therefore, due to the variability in accounting for cash-settled awards, the historical DSU expense, stock options with tandem SARs and associated TRS gain/loss have been eliminated.

DSUs were settled approximately on the date of the effective time of the transactions. At the effective time of the transactions, all outstanding DSUs were settled for the equivalent of $88.43. The settlement of outstanding DSUs has been included in the calculation of the purchase price. DSUs are not expected to be issued subsequent to the transactions.

Vested stock options surrendered by the employee were settled on the date of the effective time of the transactions, in the same manner as outstanding common shares. The settlement of vested surrendered stock options has been included in the calculation of the purchase price. Vested stock options that were not surrendered and unvested options were exchanged for replacement awards. Unvested options have not been included in the calculation of the purchase price as these awards will be replaced.

The TRS derivative contracts were required to be settled at the time of the transactions.

ii.	Future grants of new stock options expected to be granted prospectively will be equity classified consistent with Burger King Worldwide’s current practice. The expense associated with these new awards replaces Tim Hortons historical stock option compensation expense (which has been eliminated per above due to the variability in accounting for liability-classified awards). The incremental expense amount for these new awards is based on historical RSU expense since RSU awards have historically been equity classified by Tim Hortons and represent approximately 50% of total equity-related compensation. This incremental expense, combined with the historical RSU expense that was not eliminated above, represents a reasonable proxy for prospective stock compensation expense associated with future grants of equity-classified awards.

The unvested stock options with associated tandem SARs of Tim Hortons have historically been liability classified, with mark-to-market expense. Approximately 898,000 stock options will be replaced with new awards using a conversion ratio of 2.4106. Each of the new awards will have materially equivalent economic terms and conditions as each exchanged award. Accordingly, we do not believe any material incremental stock-based compensation expense will arise from the replacement awards relating to unvested stock options with associated tandem SARs. Additionally, since these awards will be liability classified, consistent with the awards they will replace, no amount of expense has been attributed to the replacement awards due to an inability to forecast expense associated with awards that will be marked-to-market.

(d)	The pro forma adjustment to interest expense related to the issuance of the New Term Loan Facility and Notes by Holdings and elimination of existing indebtedness at Burger King Worldwide consists of the following adjustments:

Interest on New Term Loan Facility and Notes of approximately $9.0 billion principal amount at a weighted average interest rate of 4.88% (i)	$437.2
Agency fees and unused fee on new Revolver	2.7
Amortization on $160.1 million of debt issuance costs arising from the New Term Loan Facility and Notes and $67.5 million of original issue discount on New Term Loan Facility (ii)	32.8

Total interest expense on the New Term Loan Facility and Notes	$472.7

Elimination of interest expense on existing indebtedness (iii)	$(178.1)
Elimination of amortization of deferred financing fees (iv)	(10.3)

Total historical interest expense on existing indebtedness	$(188.4)

Total pro forma adjustment to interest expense	$284.3

i.	The estimated interest rate set forth above reflects assumption with respect to the debt financing for the transactions. The weighted average interest rate of 4.88% was determined based on a 6.0% stated interest rate for the Notes and a 4.5% interest rate for the New Term Loan Facility. The New Term Loan Facility interest rate will be based on 350 basis points, plus LIBOR, subject to a 1.0% per annum floor. A 0.125% change in the assumed interest rate of the New Term Loan Facility and Notes would change aggregate pro forma interest expense for the fiscal year ended December 31, 2013, by approximately $11.1 million.
ii.	Represents the amortization expense recognized for debt issuance costs arising from the New Term Loan Facility and Notes, and original issue discount on New Term Loan Facility. Amortization is calculated on a straight-line basis over 7 years for the New Term Loan Facility and original issue discount and 7.5 years for the Notes.
iii.	Represents the elimination of the interest expense on existing indebtedness for Burger King Worldwide.
iv.	Represents the elimination of the amortization of historical deferred financing costs for Burger King Worldwide.

(e)	The historical tax impacts related to the pro forma adjustments are represented in the pro forma statement of operations based on the tax rates when the expenses were originally recognized. The pro forma adjustment to income tax expense (benefit) reflects the tax effect of the pro forma adjustments using a statutory rate of approximately 26.5%, based on jurisdictions where income is generated. The effective tax rate of the combined company could be significantly different depending on post-acquisition activities, including cash needs and the geographical mix of income.

Tax effect of eliminating Tim Hortons’ stock-based compensation expense (i)	$2.8
Tax effect on amortization expense for Tim Hortons acquisition accounting adjustments (ii)	(5.6)
Tax effect of eliminating deferred financing amortization expense on Tim Hortons’ existing indebtedness (iii)	0.2

$(2.6)

Tax effect of eliminating interest and deferred financing amortization expense on Burger King Worldwide existing indebtedness (iv)	$72.6
Tax effect of interest, deferred financing amortization and OID amortization expense of New Term Loan Facility and Notes (v)	(125.2)

$(52.6)

i.	A tax rate of approximately 25.0% - 26.9% was used to calculate the tax effect of eliminating Tim Hortons stock-based compensation expense, including the effect from the TRS.
ii.	A tax rate of 26.5% was used to calculate the tax effect of the amortization expense for Tim Hortons acquisition accounting adjustments for tangible assets and new intangible assets with definite lives.
iii.	A tax rate of 21.2% was used to calculate the tax effect of eliminating unamortized deferred financing fees on Tim Hortons’ existing indebtedness.
iv.	Tax effect of historical interest expense on existing indebtedness for Burger King Worldwide. The historical tax rate used to calculate the tax effect of eliminating interest expense on existing indebtedness was 37.5% for discount notes held by Burger King Capital Holdings, LLC and Burger King Capital Finance, Inc. and 38.9% for senior notes and term loans issued by Burger King Corporation.
v.	A tax rate of 26.5% was used to calculate the tax effect of interest, deferred financing amortization, and OID amortization expenses related to the New Term Loan Facility and Notes.

(f)	Pro forma basic earnings per common share is calculated by dividing pro forma net income applicable to common stockholders by the weighted average number of common shares outstanding. Pro forma diluted earnings per share is computed as follows to adjust for the dilutive effect of convertible securities:

Numerator:
Net income	$395.9
Net loss attributable to noncontrolling interests (i)	241.2
Redeemable Preferred Shares dividends (ii)	(270.0)
Redeemable Preferred Shares accretion (iii)	(546.4)
Net income (loss) attributable to common stockholders - basic	$(179.3)
Adjustment to remove Partnership noncontrolling interest	(245.4)

Net income (loss) attributable to common stockholders - dilutive	$(424.7)
Denominator:
Weighted average common shares outstanding - basic (iv)	193.6
Effect of dilutive securities (v)	265.0

Weighted average common shares outstanding - diluted (v)	458.6

Net income (loss) per common share - basic	$(0.93)
Net income (loss) per common share - diluted	$(0.93)

Anti-dilutive convertible securities outstanding	17.4

i.	Net loss attributable to noncontrolling interests is comprised of the $245.4 million loss attributable to noncontrolling interests in Partnership plus Tim Hortons historical net income attributable to noncontrolling interests of $4.2 million. Since Partnership is a pass-through entity for income tax purposes, net income attributable to the noncontrolling interest in Partnership is calculated as total income before taxes, less the Preferred Share Dividends and Accretion, multiplied by the ratio of Partnership Exchangeable Units to total Partnership Common Units outstanding. The net loss of $245.4 million attributable to noncontrolling interests in Partnership is calculated as follows:

Partnership Pro Forma Net Income	$395.9
Historical Tim Hortons noncontrolling interest	(4.2)
Redeemable Preferred Shares dividends	(270.0)
Redeemable Preferred Shares accretion	(546.4)

Net Income attributable to Partnership noncontrolling interest	$(424.7)

Partnership units issued to Holdings for THI acquisition	106.6
Partnership units issued to Holdings to former BKW shareholders	87.0
Partnership exchangeable units issued directly to former BKW shareholders	265.0

458.6

Ratio of Partnership exchangeable units to total units - Noncontrolling Interest	57.8%

Net Income attributable to Partnership noncontrolling interests	$(245.4)

ii.	Includes 9% cumulative dividends related to our preferred shares held by Berkshire Hathaway.
iii.	In connection with the transactions, we issued preferred shares and the warrant to purchase 8.4 million shares of common stock to Berkshire for proceeds of $3,000.0 million in cash, less the attribution of $1.8 million of costs related to the transactions. The proceeds were allocated to the preferred shares for $2,750.6 million and the warrant for $247.6 million on a relative fair value basis. The preferred shares are redeemable at our option three years after issuance and thereafter at a maximum price of 109.9% of par value ($3,297.0 million) plus accrued and unpaid dividends and unpaid make-whole dividends. This pro forma adjustment recognizes an additional preferred dividend of $546.4 million, calculated as the difference between the carrying value of $2,750.6 million and the redemption value of the preferred shares of $3,297.0 million.

iv.	Includes Holdings weighted average common shares outstanding as of December 31, 2013. This amount is comprised of approximately 87.0 million common shares issued to former Burger King Worldwide shareholders and approximately 106.6 million common shares issued to former Tim Hortons shareholders.
v.	Includes 265.0 million of Partnership Exchangeable Units. 17.4 million shares of potentially dilutive securities were excluded in the calculation of diluted earnings per share since their impact would have been antidilutive. The components of the total amount of potentially dilutive securities are comprised of 1.5 million in Tim Hortons Unvested Options, 7.5 million in Burger King Worldwide Outstanding Options, and 8.4 million for the warrant held by Berkshire.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2014

(In millions of U.S. Dollars, except per share data)

	Historical Holdings	Historical Burger King Worldwide	Historical Tim Hortons	Reclassifications		Acquisition Accounting Adjustments		Financing Adjustments		Exchange Adjustments	Holdings Pro Forma
Revenues:
Sales	$—	$—	$1,635.9	$55.7	(a)	$—		$—		$—	$1,691.6
Company restaurant revenues	—	55.7	—	(55.7	)(a)	—		—		—	—
Franchise and property revenues	—	725.3	—	695.0	(a)	—		—		—	1,420.3
Rents and royalties	—	—	598.6	(598.6	)(a)	—		—		—	—
Franchise fees	—	—	96.4	(96.4	)(a)	—		—		—	—

Total revenues	—	781.0	2,330.9	—		—		—		—	3,111.9
Company restaurant expenses	—	47.7	—	(47.7	)(a)	—		—		—	—
Cost of sales	—	—	1,413.0	47.7	(a)	—		—		—	1,460.7
Operating expenses	—	—	230.3	(230.3	)(a)	—		—		—	—
Franchise fee costs	—	—	97.0	(97.0	)(a)	—		—		—	—
Franchise and property expenses	—	114.5	—	327.3	(a)	15.6	(b)	—		—	457.4
General and administrative expenses	—	—	110.7	(110.7	)(a)	—		—		—	—
Selling, general and administrative expenses	—	173.5	24.9	110.7	(a)	(56.5	)(c)	—		—	252.6
(Income) loss from equity method investments	—	—	(10.4)	5.8	(a)	—		—		—	(4.6)
Corporate reorganization expenses	—	—	—	—		—		—		—	—
De-branding costs	—	—	—	—		—		—		—	—
Asset impairment	—	—	—	—		—		—		—	—
Other operating expenses, net	—	161.6	2.3	(5.8	)(a)	—		(147.9	)(d)	—	10.2

Total operating costs and expenses	—	497.3	1,867.8	—		(40.9)		(147.9)		—	2,176.3

Income (loss) from operations	—	283.7	463.1	—		40.9		147.9		—	935.6
Interest expense	—	—	49.2	(49.2	)(a)	—		—		—	—
Interest (income)	—	—	(2.7)	2.7	(a)	—		—		—	—
Interest expense, net	—	151.9	—	46.5	(a)	(0.9	)(b)	209.1	(e)	—	406.6

Income (loss) before income taxes	—	131.8	416.6	—		41.8		(61.2)		—	529.0
Income tax expense (benefit)	—	19.8	126.2	—		0.0	(f)	21.5	(f)	—	167.5

Net income (loss)	—	112.0	290.4	—		41.8		(82.7	)(g)	—	361.5

Net income attributable to noncontrolling interests	—	—	4.3	—						89.4 (g)	93.7

Net income (loss) attributable to Holdings	—	112.0	286.1	—		41.8		(82.7)		(89.4)	267.8

Redeemable Preferred Shares dividends	—	—	—	—		—		202.5	(g)	—	202.5

Net income (loss) attributable to common stockholders	$—	$112.0	286.1	$—		$41.8		$(285.2)		$(89.4)	$65.3

Net income (loss) per common share (F)
Basic		$0.32	$2.12								$0.34
Diluted		$0.31	$2.11								$0.32

Weighted average outstanding shares (F)
Basic		351.9	134.8								193.6
Diluted		359.2	135.3								476.0

See accompanying notes to unaudited pro forma condensed consolidated statement of operations.

Notes to unaudited pro forma condensed consolidated

statement of operations

Tabular amounts in millions of USD unless noted otherwise.

a.	The following adjustments represent the reclassification of Burger King Worldwide and Tim Hortons and income statement amounts to conform to condensed consolidated presentation as follows:

Nine months ended September 30, 2014

	Historical Burger King Worldwide	Historical Tim Hortons	Reclassification		Historical combined, as reclassified before pro forma adjustments
Sales	$—	$1,635.9	$55.7		$1,691.6
Company restaurant revenues	55.7	—	(55.7)		—
Franchise and property revenues	725.3	—	695.0		1,420.3
Rents and royalties	—	598.6	(598.6)		—
Franchise fees	—	96.4	(96.4)		—
Company restaurant expenses	47.7	—	(47.7)		—
Cost of sales	—	1,413.0	47.7		1,460.7
Operating expenses	—	230.3	(230.3)		—
Franchise fee costs	—	97.0	(97.0)		—
Franchise and property expenses	114.5	—	327.3		441.8
General and administrative expenses	—	110.7	(110.7)		—
Selling, general and administrative expenses	173.5	24.9	110.7		309.1
(Income) loss from equity method	—	(10.4)	5.8	(i)	(4.6)
Other operating expenses, net	161.6	2.3	(5.8	)(i)	158.1
Interest expense	—	49.2	(49.2)		—
Interest (income)	—	(2.7)	2.7		—
Interest expense, net	151.9	—	46.5		198.4

i.	Represents the reclassification of $5.8 million in losses from Burger King Worldwide equity method investments from Other operating (income) expenses, net to (Income) loss from equity method investments.

b.	The holding company acquisition will be accounted for as a business combination of Tim Hortons using the acquisition method of accounting and, accordingly, will result in the recognition of assets acquired and liabilities assumed at fair value.

The pro forma adjustments to depreciation and amortization expense related to the acquisition accounting adjustments for tangible assets and new intangible assets with definite lives, and the elimination of historical intangible assets consists of the following:

Franchise and property expenses
Recognition of amortization expense for franchise agreements acquired from Tim Hortons (i)	$9.5
Recognition of depreciation adjustment for property, plant & equipment acquired from Tim Hortons (ii)	3.6
Recognition of amortization expense for favorable and unfavorable leases acquired from Tim Hortons (iii)	2.5

$15.6

Interest expense, net
Elimination of amortization expense for deferred financing costs relating to Tim Hortons’ existing indebtedness	$(0.9)

i.	Represents the amortization expense recognized for the nine months ended September 30, 2014 relating to the franchise agreements acquired.
ii.	Represents the depreciation and amortization expense recognized for the nine months ended September 30, 2014 relating to property, plant and equipment acquired.
iii.	Represents the amortization expense recognized for the nine months ended September 30, 2014 relating to the favorable and unfavorable leases acquired.

c.	The pro forma adjustments to selling, general and administrative expenses reflects the elimination of Tim Hortons historical stock-based compensation expense, recognition of stock-based compensation expense for Tim Hortons, and elimination of transaction costs as follows:

Elimination of stock option compensation income (i)	$(23.4)
Elimination of DSU stock-based compensation expense (i)	(4.7)
Elimination of TRS expense (i)	24.2
Stock-based compensation expense for Tim Hortons’ replacement awards (ii)	3.1
Elimination of costs relating to the transaction (iii)	$(55.7)

Total pro forma adjustment to selling, general and administrative expense	$(56.5)

i.	This historical stock options with associated tandem SARs and DSUs are accounted for as cash-settled awards, which are revalued to fair value at the end of each reporting period. In order to hedge the variability of cash flows and, to a lesser extent, earnings associated with these awards, Tim Hortons has entered into a number of TRS, which are also revalued to fair value at the end of each reporting period. It is expected that future equity compensation will be accounted for as equity-settled awards, in line with Burger King Worldwide’s current practice, and not cash-settled awards. Therefore, due to the variability in accounting for cash-settled awards, the historical DSU expense, stock options with tandem SARs and associated TRS gain/loss have been eliminated.

DSUs were settled approximately on the date of the effective time of the transactions. At the effective time of the transactions, all outstanding DSUs were settled for the equivalent of $88.43. The settlement of outstanding DSUs has been included in the calculation of the purchase price. DSUs are not expected to be issued subsequent to the transactions.

Vested stock options surrendered by the employee were settled on the date of the effective time of the transactions, in the same manner as outstanding common shares. The settlement of vested surrendered stock options has been included in the calculation of the purchase price. Vested stock options not surrendered and unvested options will be exchanged for replacement awards. Unvested options have not been included in the calculation of the purchase price as these awards will be replaced.

The TRS derivative contracts are required to be settled at the time of the transactions.

ii.	Future grants of new stock options expected to be granted prospectively will be equity classified consistent with Burger King Worldwide’s current practice. The expense associated with these new awards replaces Tim Hortons historical stock option compensation expense (which has been eliminated per above due to the variability in accounting for liability-classified awards). The incremental expense amount for these new awards is based on historical RSU expense since RSU awards have historically been equity classified by Tim Hortons and represent approximately 50% of total equity-related compensation. This incremental expense, combined with the historical RSU expense that was not eliminated above, represents a reasonable proxy for prospective stock compensation expense associated with future grants of equity-classified awards.

The unvested stock options with associated tandem SARs of Tim Hortons have historically been liability classified, with mark-to-market expense. Approximately 898,000 stock options will be replaced with new awards using a conversion ratio of 2.4106.

Each of the new awards will have materially equivalent economic terms and conditions as each exchanged award. Accordingly, we do not believe any material incremental stock-based compensation expense will arise from the replacement awards relating to unvested stock options with associated tandem SARs. Additionally, since these awards will be liability classified, consistent with the awards they will replace, no amount of expense has been attributed to the replacement awards due to an inability to forecast expense associated with awards that will be marked-to-market.

iii.	This amount represents the elimination of transaction costs previously recognized for Burger King Worldwide and Tim Hortons in the amounts of $30.8 million and $24.9 million, respectively.

d.	The pro forma adjustment to Other operating expenses, net relate to the elimination of one-time expenses for derivatives positions directly related to the Tim Hortons Transaction. We entered into a foreign currency swap and two foreign currency option contracts to hedge our exposure to the volatility of the Canadian dollar in connection with the cash portion of the purchase price of the Tim Hortons Transaction. We recorded a net loss on derivatives of $113.6 million related to the change in fair value on these instruments and an expense of $59.8 million related to the premium on the foreign currency option contracts. Additionally, as a result of discontinuing hedge accounting on our interest rate caps and forward-starting interest rate swaps, we recognized a gain of $12.1 million related to the change in fair value on our forward-starting interest rate swaps and a net gain of $13.4 million related to the reclassification of amounts from AOCI into earnings related to both instruments

e.	The pro forma adjustment to interest expense related to the issuance of New Term Loan Facilities and Notes by Holdings and elimination of historical indebtedness at Burger King Worldwide consists of the following adjustments:

Interest on New Term Loan Facility and Notes of approximately $9.0 billion principal amount at a weighted average interest rate of 4.88% (i)	$325.9
Agency fees and unused fee on new Revolver	2.0
Amortization on $160.1 million of debt issuance costs arising from the New Term Loan Facility and Notes and $67.5 million of original issue discount on New Term Loan Facility (ii)	24.6

Total interest expense on the New Term Loan Facility and Notes	$352.5

Elimination of interest expense on existing indebtedness (iii)	$(135.6)
Elimination of amortization of deferred financing fees (iv)	(7.8)

Total historical interest expense on Burger King Worldwide existing indebtedness	$(143.4)

Total pro forma adjustment to interest expense	$209.1

i.	The estimated interest rate set forth above reflects the assumptions with respect to the debt financing for the transactions. The weighted average interest rate of 4.88% was determined based on a 6.0% stated interest rate for the Notes and a 4.5% interest rate for the New Term Loan Facility. The New Term Loan Facility interest rate will be based on 350 basis points, plus LIBOR, subject to a 1.0% per annum floor. A 0.125% change in the assumed interest rate of the New Term Loan Facility and Notes would change aggregate pro forma interest expense for the nine months ended September 30, 2014, by approximately $8.4 million
ii.	Represents the nine months of amortization expense recognized for debt issuance costs arising from the New Term Loan Facility and Notes, and original issue discount on New Term Loan Facility. Amortization is calculated on a straight-line basis over 7 years for the New Term Loan Facility and original issue discount, and 7.5 years for the Notes.
iii.	Represents the elimination of interest expense on existing indebtedness for Burger King Worldwide.
iv.	Represents the elimination of amortization of historical deferred financing costs for Burger King Worldwide.

f.	The historical tax impacts related to the pro forma adjustments are represented in the pro forma statement of operations based on the tax rates when the expenses were originally recognized. The pro forma adjustment to income tax expense (benefit) reflects the tax effect of the pro forma adjustments using a statutory rate of approximately 26.5%, based on the jurisdictions where income is generated. The effective tax rate of the combined company could be significantly different depending on post-acquisition activities, including cash needs and the geographical mix of income.

Tax effect of eliminating Tim Hortons’ stock-based compensation expense (i)	$4.0
Tax effect on amortization expense for Tim Hortons acquisition accounting adjustments (ii)	(4.1)
Tax effect of eliminating deferred financing amortization expense on Tim Hortons’ existing indebtedness (iii)	0.1

$0.0

Tax effect of eliminating interest and deferred financing amortization expense on Burger King Worldwide existing indebtedness and derivative transactions (iv)	$114.9
Tax effect of interest, deferred financing amortization and OID amortization expense of New Term Loan Facility and Notes (v)	(93.4)

$21.5

i.	A tax rate of 25.0% to 26.9% was used to calculate the tax effect of eliminating Tim Hortons stock-based compensation expense, including the effect from the TRS.
ii.	A tax rate of 26.5% was used to calculate the tax effect of the amortization expense for Tim Hortons acquisition accounting adjustments for tangible assets and new intangible assets with definite lives.
iii.	A tax rate of 15.6% was used to calculate the tax effect of eliminating unamortized deferred financing fees on Tim Hortons’ existing indebtedness.
iv.	Represents the tax effect of historical interest expense on existing indebtedness for Burger King Worldwide and the historical Other operating expense, net related to derivative transactions directly relates to the Tim Hortons Transaction. The tax effect interest expense on existing indebtedness related to discount notes held by Burger King Capital Holdings, LLC and Burger King Capital Finance, Inc. is calculated based on a 37.4% tax rate. Interest expense related to senior notes issued by Burger King Corporation is calculated using a tax rate of 38.8%.
v.	A tax rate of 26.5% was used to calculate the tax effect of interest, deferred financing amortization, and OID amortization expenses related to the New Term Loan Facility and Notes.

g.	Pro forma basic earnings per common share is calculated by dividing net income applicable to common stockholders by the weighted average number of common shares outstanding. Pro forma diluted earnings per share is computed as follows to adjust for the dilutive effect of convertible securities:

Numerator:
Net income	$361.5
Net income attributable to noncontrolling interests (i)	(93.7)
Redeemable Preferred Shares dividends (ii)	(202.5)

Net income attributable to common stockholders - basic	$65.3
Adjustment to remove Partnership noncontrolling interest	89.4

Net income attributable to common stockholders - dilutive	$154.7
Denominator:
Weighted average common shares outstanding - basic (iii)	193.6
Effect of dilutive securities (iv)	282.4

Weighted average common shares outstanding - diluted (iv)	476.0

Net income per common share - basic	$0.34
Net income per common share - diluted	$0.32

i.	Net income attributable to noncontrolling interests is comprised of the $89.4 million in net income attributable to noncontrolling interests in Partnership plus Tim Hortons historical net income attributable to noncontrolling interests of $4.3 million. Since the Partnership is a pass-through entity for income tax purposes, net income attributable to the noncontrolling interest in Partnership is calculated as total income before taxes, less the Preferred Share Dividends, multiplied by the ratio of Partnership Exchangeable Units to total Partnership Common Units outstanding. The net income of $89.4 million attributable to noncontrolling interests in Partnership is calculated as follows:

Partnership Pro Forma Net Income	$361.5
Historical Tim Hortons noncontrolling interest	(4.3)
Redeemable Preferred Shares dividends	(202.5)

Net Income attributable to Partnership noncontrolling interest	$154.7

Partnership units issued to Holdings for THI acquisition	106.6
Partnership units issued to Holdings to former BKW shareholders	87.0
Partnership exchangeable units issued directly to former BKW shareholders	265.0

458.6

Ratio of Partnership exchangeable units to total units - Noncontrolling Interest	57.8%

Net Income attributable to Partnership noncontrolling interests	$89.4

ii.	Includes 9% cumulative dividends related to our preferred shares held by Berkshire Hathaway.
iii.	Includes Holdings weighted average common shares outstanding as of September 30, 2014. This amount is comprised of approximately 87.0 million common shares issued to former Burger King Worldwide shareholders and approximately 106.6 million common shares issued to former Tim Hortons shareholders.
iv.	Diluted weighted average common shares outstanding includes 282.4 million shares of dilutive securities. The components of the dilutive securities are comprised of 265.0 million in Partnership Exchangeable Units, 1.5 million in Tim Hortons Unvested Options, 7.5 million in Burger King Worldwide Outstanding Options, and 8.4 million for the warrant held by Berkshire.

As a direct result of the transactions, Holdings incurred in certain material, nonrecurring charges in the amount of $173.8 million, $162.0 million and $0.7 for Burger King Worldwide, Tim Hortons and Holdings, respectively. These charges include financial advisory fees, legal, accounting, other professional fees of $165.7 million, compensation related expenses of $57.4 million, a one-time nonrecurring charge of $28.1 million for the Bridge Loan associated with the New Term Loan Facility, and a breakage fee of $85.3 from existing indebtedness. These charges are included as a reduction to cash and shareholders’ equity in the accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2014. Due to the absence of a continuing impact on our operations, these charges have been excluded from the pro forma adjustments in the statement of operations.